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                                                             Exhibit h-2
                                                             Page 1 of 2


                      NEW ENGLAND ENERGY INCORPORATED
                 Statements of Income and Retained Deficit
                  For the Quarter Ended December 31, 1996
                    (Unaudited, Subject to Adjustment)

                                         Old Program              New Program              Combined
                                         -----------              -----------              --------
Operating revenue:
  Sales of fuel to an affiliate            $  7,574,459$          -$  7,574,459
  Loss passed on to an affiliate             (4,816,772)          -  (4,816,772)
  Accrued loss to be passed on to an affiliate           (2,295,106)          -           (2,295,106)
  Sales to nonaffiliates:
    Oil                                       1,445,286           -   1,445,286
    Gas                                       6,135,061         727   6,135,788
                                           ------------------------------------
       Total operating revenue                8,042,928         727   8,043,655
                                           ------------------------------------
Operating expenses:
  Purchases of fuel for an affiliate          2,757,687           -   2,757,687
  Amortization of cost of fuel reserves       1,498,674           -   1,498,674
  Production costs                            1,182,150       1,905   1,184,055
                                           ------------------------------------
       Total operating expenses               5,438,511       1,905   5,440,416
                                           ------------------------------------
       Operating income/(loss)                2,604,417      (1,178)  2,603,239

Other income/(expense):
  Interest income                                     -           -           -
  Interest expense                             (593,300)          -    (593,300)
  Other expense                              (1,199,919)          -  (1,199,919)
  State taxes                                (1,733,484)          -  (1,733,484)
                                           ------------------------------------
Operating and other income/(loss)              (922,286)     (1,178)   (923,464)
                                           ------------------------------------
Federal income taxes:
  Current federal income taxes                1,355,350     (45,500)  1,309,850
  Deferred federal income taxes              (1,905,836)          -  (1,905,836)
                                           ------------------------------------
       Net federal income taxes                (550,486)    (45,500)   (595,986)
                                           ------------------------------------

   Net income                                  (371,800)     44,322    (327,478)

Retained deficit at beginning of period      (8,627,657)(15,751,508)(24,379,165)
                                           ------------------------------------
Retained deficit at end of period          $ (8,999,457)           $(15,707,186)        $(24,706,643)
                                           ============            ============         ============

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                                                             Exhibit h-2
                                                             Page 2 of 2


                      NEW ENGLAND ENERGY INCORPORATED
                 Statements of Income and Retained Deficit
                   For the Year Ended December 31, 1996
                    (Unaudited, Subject to Adjustment)

                                         Old Program* New Program                Combined
                                         -----------              -----------              --------
Operating revenue:
  Sales of fuel to an affiliate            $ 64,549,407$          -$ 64,549,407
  Loss passed on to an affiliate            (43,731,259)          - (43,731,259)
  Accrued loss to be passed on to an affiliate           18,766,544           -           18,766,544
  Sales to nonaffiliates:
    Oil                                       5,981,947           6   5,981,953
    Gas                                      27,412,785      10,769  27,423,554
                                           ------------------------------------
       Total operating revenue               72,979,424      10,775  72,990,199
                                           ------------------------------------
Operating expenses:
  Purchases of fuel for an affiliate         20,818,148           -  20,818,148
  Amortization of cost of fuel reserves      46,261,407           -  46,261,407
  Production costs                            4,427,976      15,129   4,443,105
  General and Administrative Costs                    -           -           -
                                           ------------------------------------
       Total operating expenses              71,507,531      15,129  71,522,660
                                           ------------------------------------
       Operating income/(loss)                1,471,893      (4,354)  1,467,539

Other income/(expense):
  Interest income                                     -           -           -
  Interest expense                           (2,289,891)          -  (2,289,891)
  Other Expense                              (1,218,616)          -  (1,218,616)
  State taxes                                (2,364,084)          -  (2,364,084)
                                           ------------------------------------
Operating and other income/(loss)            (4,400,698)     (4,354) (4,405,052)
                                           ------------------------------------
Federal income taxes:
  Current federal income taxes               16,766,985     (46,600) 16,720,385
  Deferred federal income taxes             (19,721,236)          - (19,721,236)
                                           ------------------------------------
       Net federal income taxes              (2,954,251)    (46,600) (3,000,851)
                                           ------------------------------------

   Net income                                (1,446,447)     42,246  (1,404,201)

Retained deficit at beginning of period      (7,553,010)(15,749,432)(23,302,442)
                                           ------------------------------------
Retained deficit at end of period          $ (8,999,457)           $(15,707,186)        $(24,706,643)
                                           ============            ============         ============

   *See note (1) on page 4.

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